UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2019

INNOCAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 N. Walnut Street PO Box 489 Jefferson, TX 75657-0489
(Address of principal executive offices) (zip code)

770-378-4180
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

Salvage Project

In November 2017, Innocap, Inc. (“Innocap”) entered into an agreement with Solar Resources Inc. (“Solar”), a company in Singapore, to assist Solar to recover shipments of tin from sunken ships that are believed to be in the waters between Singapore, the Philippines, Indonesia and Malaysia. Innocap provided $200,000 to assist in financing the recovery project.

The recovery efforts ran into numerous delays and incurred several problems. Since there is no certainty as to when or if the problems and delays will be resolved, Innocap has entered into a new agreement with Solar under which the $200,000 investment made by Innocap will no longer relate to the recovery of tin but will now be associated with the already recovered Ming Dynasty porcelain which is now in Indonesia being protected by the government of Indonesia. Under the terms of the new Agreement:

•The initial $200,000 raised from the sale of the porcelain will be used to repay Innocap’s investment.

•The next $2,000,000 raised from the sale of the porcelain will go to Solar’

•All additional amounts, if any, raised from the sale of the porcelain will be divided as 10% for Innocap and 90% for Solar,

It is not certain when or to whom sales of the Ming Dynasty porcelain will be made or how much proceeds will be raised.

EXHIBITS

10.4 Agreement with Solar Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Innocap, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2019

/s/ Paul Tidwell
Paul Tidwell
Chief Executive Officer